Exhibit 99.1

FOR RELEASE:	INVESTOR CONTACT:	Trina Schurman
July 10, 2018 at 6:00 AM PDT		Nordstrom, Inc.
(206) 303-6503

	MEDIA CONTACT:	Gigi Ganatra Duff
Nordstrom, Inc.
(206) 303-3030

Nordstrom Investor Day to Discuss Customer Strategy and Drivers of Value Creation
Outline Local Market Strategy, Provide Long-term Financial Targets
SEATTLE, Wash. (July 10, 2018) — Nordstrom, Inc. (NYSE: JWN) today will discuss at its Investor Day its ambition to be the best fashion retailer in a digital world. Objectives for this event include outlining Nordstrom’s local market strategy; evolution of its economic model, including long-term financial targets and drivers for improving profitability; and its capital allocation strategy to deliver increased shareholder value.
Today’s conference will begin at 8:30 a.m. PDT (11:30 a.m., EDT) and will be available in its entirety through a live webcast and replay at investor.nordstrom.com in the Webcasts and Presentations section. Presenters include Nordstrom Co-Presidents Blake, Pete and Erik Nordstrom; Chief Financial Officer Anne Bramman; and Chief Digital Officer and President of Nordstrom.com, Ken Worzel.
Continuing to Lead the Future of Retail
Nordstrom’s customer strategy is centered on three strategic pillars: providing a compelling product offering, delivering outstanding services and experiences and leveraging the strength of the Nordstrom brand.

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The Company will address its market differentiation through its ability to connect Nordstrom’s physical and digital capabilities seamlessly through its local market strategy. This positions Nordstrom to further engage and serve customers with the right product, in the right place and at the right time.

•	Nordstrom is launching efforts to integrate these strategies in Los Angeles, its largest market, and looks forward to hosting the investment community there as part of its Investor Day activities.
Targeting Higher Returns to Shareholders
The Company will also address its approach to increasing shareholder value through the execution of three key strategic objectives:

•	Continuing market share gains through the Company’s investments in new markets, its market-leading digital presence and core growth in its Full-Price and Off-Price businesses.

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Improving profitability and returns as Nordstrom expects to reach a pivotal year in achieving long-term profitable growth. Management will discuss plans to further scale and leverage its generational investments in new markets and digital capabilities. These drivers are expected to contribute to improving operating margins and Adjusted Return on Invested Capital (Adjusted ROIC).

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Maintaining disciplined capital allocation through increased capital efficiency and continued disciplined approach to capital investments. The Company expects accelerating free cash flow as generational investments mature.

FISCAL YEAR 2018 OUTLOOK
The Company reaffirmed its annual outlook expectations for earnings per diluted share. Nordstrom's current expectations for fiscal 2018 are as follows:

2018 Outlook
Net sales	$15.2 to $15.4 billion
Comparable sales (percent)	0.5 to 1.5
EBIT (earnings before interest and taxes)	$895 to $940 million
Earnings per diluted share (excluding the impact of any future share repurchases)	$3.35 to $3.55
LONG-TERM FINANCIAL TARGETS
Nordstrom has set the following financial targets through fiscal 2022:

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Net sales are expected to grow 3 to 4 percent on an average annualized basis from 2017 to 2022, which would continue to outpace projected apparel and footwear average annualized market growth of approximately 1 percent.

•	EBIT is expected to grow 5 to 6 percent on an average annualized basis from 2017 to 2022.

◦	EBIT margin of 6.1 percent in 2017 is expected to expand by 50 to 80 basis points by 2022.

◦	This incorporates steady improvement of 20 to 40 basis points from 2017 to 2020 and 30 to 40 basis points from 2020 to 2022, which reflects the opening of the NYC Tower in fall 2019.

•	Adjusted ROIC is expected to increase from 9.7 percent in 2017 to a mid-teens range over the next five years.

•	Free Cash Flow is expected to increase from $0.6 billion in 2017 to approximately $0.8 billion by 2020 and approximately $1 billion by 2022 as generational investments mature.
This release includes non-GAAP financial measures, which should be used in addition to and in conjunction with results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Free Cash Flow and Adjusted Return on Invested Capital are measures of performance which meet the definition of a non-GAAP financial measure. Reconciliations of these measures to the most directly comparable GAAP measures are found on our investor relations site at www.investor.nordstrom.com.
ABOUT NORDSTROM
Nordstrom, Inc. is a leading fashion retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 373 stores in 40 states, including 122 full-line stores in the United States, Canada and Puerto Rico; 239 Nordstrom Rack stores; two Jeffrey boutiques; two clearance stores; seven Trunk Club clubhouses; and its Nordstrom Local service concept. Additionally, customers are served online through Nordstrom.com, Nordstromrack.com, HauteLook, and TrunkClub.com. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.
Certain statements in this news release contain or may suggest "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties including, but not limited to, our anticipated financial outlook for the fiscal year ending February 2, 2019 and our financial targets through fiscal year ending January 28, 2023, our anticipated annual total and comparable sales rates, our anticipated new store openings in existing, new and international markets, our anticipated Adjusted Return on Invested Capital and trends in our operations. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Our actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: successful execution of our customer strategy to provide a differentiated and seamless experience across all Nordstrom channels; timely and effective implementation of our plans to evolve our business model, including development of applications for electronic devices, improvement of customer-facing technology, timely delivery of products purchased digitally, enhancement of inventory management systems, greater and more fluid inventory availability between our digital channels and retail store locations, and greater consistency in marketing and pricing strategies, as well as our ability to manage the costs associated with this evolving business model; our ability to evolve our business model as necessary to respond to the business and retail environment, as well as fashion trends and consumer preferences, including changing expectations of service and experience in stores and online; our ability to properly balance our investments in existing and new store locations, especially our investments in our Nordstrom Men's Store NYC and Nordstrom NYC and our Los Angeles market integration; successful execution of our information technology strategy; our ability to effectively utilize data in strategic planning and decision making; timely completion of construction associated with newly planned stores, relocations and remodels, all of which may be impacted by the financial health of third parties and consumer traffic to the locations; efficient and proper allocation of our capital resources; effective inventory management processes and systems, fulfillment and supply chain processes and systems, disruptions in our supply chain and our ability to control costs; the impact of any systems or network failures, cybersecurity and/or security breaches, including any security breach of our systems or those of a third party provider that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information or compliance with information security and privacy laws and regulations in the event of such an incident; our ability to safeguard our reputation and maintain our vendor relationships; our ability to maintain relationships with and motivate our employees and to effectively attract, develop and retain our future leaders; our ability to realize the expected benefits, respond to potential risks and appropriately manage costs associated with our program agreement with TD; the effectiveness of planned advertising, marketing and promotional campaigns in the highly competitive and promotional retail industry; market fluctuations, increases in operating costs, exit costs and overall liabilities and losses associated with owning and leasing real estate; potential goodwill impairment charges, future impairment charges and fluctuations in the fair values of reporting units or of assets in the event projected financial results are not achieved within expected time frames; compliance with debt and operating covenants, availability and cost of credit, changes in our credit rating and changes in interest rates; the timing, price, manner and amounts of future share repurchases by the Company, if any, or any share issuances by the Company; the impact of the seasonal nature of our business and cyclical customer spending; the impact of economic and market conditions and the resultant impact on consumer spending and credit patterns; the impact of economic, environmental or political conditions in the U.S. and countries where our third-party vendors operate; weather conditions, natural disasters, health hazards, national security or other market and supply chain disruptions, including the effect of tariffs, or the prospects of these events and the resulting impact on consumer spending patterns or information technology systems and communications; our compliance with applicable domestic and international laws, regulations and ethical standards, including those related to employment and tax, and the outcome of claims and litigation and resolution of such matters; the impact of the current regulatory environment and financial system, health care, and tax reforms; and the impact of changes in accounting rules and regulations, changes in our interpretation of the rules or regulations, or changes in underlying assumptions, estimates or judgments. Our SEC reports, including our Form 10-K for the fiscal year ended February 3, 2018, and our Form 10-Q for the fiscal quarter ended May 5, 2018, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances, except as required by law.